
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
FINANCIAL STATEMENTS OF CARMIKE CINEMAS, INC. FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                           5,180
<SECURITIES>                                       936
<RECEIVABLES>                                    4,691
<ALLOWANCES>                                         0
<INVENTORY>                                      4,257
<CURRENT-ASSETS>                                32,091
<PP&E>                                         870,896
<DEPRECIATION>                                 186,144
<TOTAL-ASSETS>                                 812,570
<CURRENT-LIABILITIES>                          106,288
<BONDS>                                        256,109
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        550
<COMMON>                                           342
<OTHER-SE>                                     226,988
<TOTAL-LIABILITY-AND-EQUITY>                   812,570
<SALES>                                        112,592
<TOTAL-REVENUES>                               367,819
<CGS>                                           14,730
<TOTAL-COSTS>                                  292,287
<OTHER-EXPENSES>                                33,146<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              26,166
<INCOME-PRETAX>                                 16,220
<INCOME-TAX>                                     6,164
<INCOME-CONTINUING>                             10,056
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                 (6,291)<F1>
<CHANGES>                                            0
<NET-INCOME>                                     1,496
<EPS-BASIC>                                        .13
<EPS-DILUTED>                                      .13

<F1>Extraordinary item - In connection with the restructuring indebtedness the
Company recognized a charge of $6.3 million ($10.1 million less applicable income taxes) for (a) a prepayment premium (9.2 million) paid in connection with the redemption of the senior notes, and (b) the elimination of deferred debt costs ($.9 million) on retired indebtedness.
<F2>Other expenses - The Company revised its estimate of the total costs to be incurred for its restructuring plan approved in December 1998. The $2.7 million decrease in estimated costs (approximately $1.7 million after income taxes or $.15 per diluted share) was the result of a lessor initiated early buyout of a lease included in the restructuring plan.


